UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 6, 2012

Walker & Dunlop, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35000	80-0629925
(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue

Suite 1200E

Bethesda, MD

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(301) 215-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 6, 2012, Walker & Dunlop, LLC (the “Borrower”), the operating subsidiary of Walker & Dunlop, Inc. (the “Company”), entered into a First Amendment to Warehousing Credit and Security Agreement (the “Amendment”) with Bank of America, N.A., as credit agent (the “Agent”), and the lenders party thereto (the “Lenders”). The Amendment amends that certain Warehousing Credit and Security Agreement (the “Warehousing Agreement”), dated as of September 4, 2012, by and among the Borrower, the Agent and the Lenders.

Pursuant to the Amendment, during the period commencing on December 6, 2012, and ending on January 31, 2013 at 2:00 p.m., Boston time (the “Bulge Period”), the Warehousing Agreement provides the Borrower with a total warehousing commitment amount of $975,000,000, which is comprised of a commitment amount of $150,000,000 provided by TD Bank, N.A. and (i) a base commitment amount of $425,000,000, and (ii) a temporary increase commitment amount of $400,000,000 each provided by Bank of America, N.A.  After the Bulge Period, the total warehousing commitment amount under the Warehousing Agreement will be reduced to $575,000,000, which will be comprised of a warehousing commitment amount of $150,000,000 provided by TD Bank, N.A. and a warehousing commitment amount of $425,000,000 provided by Bank of America, N.A. The Amendment also amended certain related defined terms in the Warehousing Agreement.

During the Bulge Period, the Borrower will also be required to pay to the Agent an additional usage fee in an amount equal to the sum of the daily usage fees for the Bulge Period, which daily usage fee equals, for each day during the Bulge Period, the product of (i) the amount, if any, by which the outstanding principal amount of loans under the Warhousing Agreement exceeds $575,000,000, and (ii) 0.20% per annum. Furthermore, in addition to interest accruing at the applicable interest rate under the Warehousing Agreement during the Bulge Period, the Borrower will be required to pay to the Agent a minimum spread amount equal to the positive difference, if any, that results from (i) $620,000 minus (ii) the sum of the “Daily Bulge Period Spread Income,” which means, for each day during the Bulge Period, an amount equal to the product of (A) the applicable margin of 1.85% per annum, and (B) the amount, if any, by which the outstanding principal amount of loans under the Warhousing Agreement exceeds $575,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Agent and its affiliates have various relationships with the Company and the Borrower involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, the Borrower has entered into forward delivery commitments in the ordinary course of business with affiliates of the Agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1

First Amendment to Warehousing Credit and Security Agreement, dated as of December 6, 2012, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: December 12, 2012	By:	/s/ Deborah A. Wilson
		Name:	Deborah A. Wilson
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Warehousing Credit and Security Agreement, dated as of December 6, 2012, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.